UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 17, 2004

NETOPIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28450	94-3033136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 Shellmound Street, 4th Floor, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-7400

Same

(Former name or Former Address, if Changed Since Last Report.)

Item 5. Other Events and Regulation FD Disclosure.

On August 17, 2004, a civil complaint for violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder was filed in the United States District Court for the Northern District of California, entitled Valentin Serafimov v. Netopia, Inc. et al., Civil Action No. C04-3364 RMW. The complaint names as defendants Netopia, Inc. (the “Company”), President and Chief Executive Officer Alan B. Lefkof, and Senior Vice President, Finance and Administration William D. Baker. The plaintiff seeks to represent a class of persons who purchased the Company’s common stock between November 6, 2003 and July 6, 2004, and alleges that the defendants made material misrepresentations concerning the Company’s business and financial results. The Company believes that the complaint is without merit and intends to defend the action vigorously.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETOPIA, INC.

Date: August 20, 2004	By:	/s/ ALAN B. LEFKOF
Alan B. Lefkof
President and Chief Executive Officer
(Duly Authorized Officer)